Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Edward J. Lawson, CEO and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

21st CENTURY HOLDING COMPANY REPORTS
RECORD EARNINGS OF $1.32 PER SHARE

Lauderdale Lakes, Florida, July 30, 2007 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the quarter ended June 30, 2007 (see attached tables).

For the three months ended June 30, 2007, the Company reported record net income of $10,478,429, or $1.32 per share on 7,930,964 average undiluted shares outstanding, as compared to net income of $8,904,559, or $1.20 per share on 7,427,765 average undiluted shares outstanding in the same three month period last year. On a diluted share basis, the Company reported earnings of $1.31 per share, based on 8,014,947 average diluted shares outstanding for the same three month period, as compared to $1.19 per share on 7,465,896 average diluted shares outstanding for the three months ended June 30, 2006.

For the six months ended June 30, 2007, the Company reported net income of $11,321,234, or $1.42 per share on 7,944,933 undiluted shares versus net income of $14,917,871 or $2.02 per share on 7,370,592 undiluted shares in the same six month period last year. On a diluted share basis, the Company reported earnings of $1.40 per share, based on 8,099,187 average diluted shares outstanding for the same six month period, as compared to $1.89 per share based on 7,880,251 average diluted shares outstanding for the six months ended June 30, 2006.

Net premiums earned decreased $3.9 million or 13.7% to $24.8 million for the three months ended June 30, 2007, as compared to $28.7 million for the same three-month period last year. Net premium earned decreased $3.4 million or 6.6% to $47.2 million for the six months ended June 30, 2007, as compared to $50.5 million for the same six month period last year.

Total revenues increased $2.2 million or 6.6% to $34.5 million for the three months ended June 30, 2007, as compared to $32.3 million for the same three-month period last year. Total revenues increased $2.6 million or 4.6% to $60.1 million for the six months ended June 30, 2007, as compared to $57.5 million for the same six month period last year.

Edward J. (Ted) Lawson, Chief Executive Officer and Chairman, said, “Our record 2nd quarter results were, as forecast, substantially higher then our first quarter. Now with our reinsurance costs declining by approximately 5 to 7 million dollars per quarter on a go forward basis, we believe our 3rd and 4th quarters will be solid. I am most pleased with the fact that our commercial lines grew from 8.1 million dollars net written premium in the first quarter to over 10 million dollars this quarter. These record results demonstrate that the diversification we have set forward for the company is growing in the right direction. In 60 days our company will be debt free for the first time since going public in 1998. Our book value as of June 30, 2007 was $9.50 per share, which is another all time high for the company. I want to assure our shareholders that our company is now well positioned for future growth and prosperity.”

The Company will hold an investor conference call at 4:30 PM (ET) today, July 30, 2007. Mr. Lawson and Mr. Peter J. Prygelski, the Company’s CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Prygelski invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 7129995. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company
The Company, through its subsidiaries, underwrites general liability insurance homeowners’ property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia, Kentucky, Virginia, South Carolina, Missouri and Arkansas offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers’ lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of the Company’s liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

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21st CENTURY HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue:	2007	2006	2007	2006
Gross premiums written	$44,461,504	$50,752,672	$93,652,233	$86,361,745
Gross premiums ceded	(15,803,043)	(3,371,781)	(15,808,830)	(3,371,781)

Net premiums written	28,658,461	47,380,891	77,843,403	82,989,964

(Decrease) in prepaid reinsurance premiums	(845,752)	(593,089)	(17,817,830)	(9,264,661)
(Increase) in unearned premiums	(2,999,006)	(18,047,162)	(12,838,842)	(23,177,223)
Net change in prepaid reinsurance premiums and unearned premiums	(3,844,758)	(18,640,251)	(30,656,672)	(32,441,884)

Net premiums earned	24,813,703	28,740,640	47,186,731	50,548,080
Commission Income	6,491,356	--	6,491,356	--
Finance revenue	159,950	496,117	346,611	1,132,143
Managing general agent fees	803,834	723,020	1,422,045	1,380,988
Net investment income	2,131,326	1,612,014283	3,699,936	2,808,279
Net realized investment (losses) gains	80,087	283,341	(48,045)	479,552
Other income	12,561	486,962	979,218	1,107,761

Total revenue	34,492,817	32,342,094	60,077,852	57,456,803

Expenses:
Loss and loss adjustment expenses	9,657,700	9,343,158	23,760,355	16,912,001
Operating and underwriting expenses	3,099,590	2,308,331	7,065,363	4,612,576
Salaries and wages	1,733,616	1,772,511	3,289,868	3,610,472
Interest expense	60,253	181,403	145,253	410,287
Policy acquisition costs, net of amortization	4,908,566	4,126,985	9,516,530	8,045,037

Total expenses	19,459,725	17,732,388	43,777,369	33,590,373

Income before provision for income tax expense	15,033,092	14,609,706	16,300,483	23,866,430
Provision for income tax expense	4,554,663	5,705,147	4,979,249	8,948,559
Net income	$10,478,429	$8,904,559	$11,321,234	$14,917,871
Basic net income per share	$1.32	$1.20	$1.42	$2.02
Fully diluted net income per share	$1.31	$1.19	$1.40	$1.89

Weighted average number of common shares outstanding	7,930,964	7,427,765	7,944,933	7,370,592

Weighted average number of common shares outstanding (assuming dilution)	8,014,947	7,465,896	8,099,187	7,880,251

Dividends paid per share	$0.18	$0.12	$0.36	$0.24

21st CENTURY HOLDING COMPANY
Other Selected Data
(Unaudited)

Balance Sheet
	Period Ending
	06/30/07	12/31/06
Total Cash & Investments	$163,744,282	$142,750,333
Total Assets	$233,271,304	$212,133,886
Unpaid Loss and Loss Adjustment Expense	$45,206,419	$39,615,478
Total Liabilities	$158,340,482	$145,940,468
Total Shareholders’ Equity	$74,930,822	$66,193,418
Common Stock Outstanding	7,885,383	7,896,919
Book Value Per Share	$9.50	$8.38

Premium Breakout
	3 Months Ending		6 Months Ending
Line of Business	06/30/07	06/30/06	06/30/07	06/30/06
	(Dollars in thousands)		(Dollars in thousands)
Homeowners’	$34,096	$41,855	$73,959	$64,958
General Liability	10,075	8,237	18,225	16,457
Automobile	271	660	1,468	4,947

Gross Written Premiums	$44,462	$50,753	$93,652	$86,362

Commercial General Liability
Written Premium by State
	3 Months Ending		6 Months Ending
State	06/30/07	06/30/06	06/30/07	06/30/06
	(Dollars in thousands)		(Dollars in thousands)
Florida	$6,881	$6,174	$12,505	$12,741
Georgia	295	235	592	570
Kentucky	4	--	5	--
Louisiana	1,481	1,536	2,682	2,854
South Carolina	43	--	87	--
Texas	1,354	292	2,322	292
Virginia	17	--	32	--

Gross Written Premiums	$10,075	$8,237	$18,225	$16,457

Loss Ratios
	3 Months Ending		6 Months Ending
Line of Business	06/30/07	06/30/06	06/30/07	06/30/06
Homeowners’	37.46%	25.81%	52.25%	26.74%
General Liability	39.98%	13.10%	36.06%	17.60%
Automobile	54.74%	97.70%	135.22%	83.57%
All Lines	38.92%	32.51%	50.34%	33.46%